QuickLinks -- Click here to rapidly navigate through this document

Exhibit 16.1

MONTGOMERY COSCIA GREILICH LLP
972.748.0300 p
972.748.0700 f

September 12, 2018

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

        We have read the statements made by Legacy Housing Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to your registration statement. We agree with the statements in the first and third paragraphs, except that we had an unresolved disagreement at the time of our termination regarding the proper accounting for the Company's dealer liability, which if not resolved to our satisfaction would have caused us to make reference to the subject matter of the disagreement in our report. This disagreement could have impacted prior years as well.

        We are not in a position to agree or disagree with the statements made in the second paragraph of Legacy Housing Corporation's letter.

/s/ MONTGOMERY COSCIA GREILICH LLP
 MONTGOMERY COSCIA GREILICH LLP
Plano, Texas

QuickLinks

  Exhibit 16.1